Exhibit 5.1
May 21, 2025
Elbit Systems Ltd.
Advanced Technology Center, P.O. Box 539
Haifa 3100401, Israel
Re: Elbit Systems Ltd.
Ladies and Gentlemen:
We have acted as Israeli counsel to Elbit Systems Ltd., a corporation domiciled and incorporated in Israel in accordance with the Israeli Companies Law 5759-1999, as amended (the “Company”), in connection with its registration statement on Form F-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission on the date hereof under the U.S. Securities Act of 1933, as amended (the “Securities Act”) which registers an indeterminate amount of securities of any one or more of the following types of securities that may be offered by the Company from time to time:
(a)ordinary shares, nominal value NIS 1.0 per share of the Company (the “Shares”);
(b)warrants to purchase other securities, property or assets or other warrants of the Company (“Warrants”);
(c)senior or subordinated debt securities of the Company (which may be convertible into or exchangeable for other securities of the Company) (“Debt Securities”); and
(d)guarantees of debt securities (including those of subsidiaries) (“Guarantees”), contracts for the purchase of Shares (“Purchase Contracts”) or units, each consisting of one or more Shares, Warrants, Debt Securities, Guarantees, Purchase Contracts or any combination thereof (collectively with the Shares, Warrants and Debt Securities referred to as the “Securities”).
This opinion letter is furnished to you at your request to enable you to satisfy the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.
In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the restated articles of association of the Company, as currently in effect (the “Articles”); (iii) minutes and resolutions, as applicable, of the board of directors of the Company (the “Board of Directors”) at which the filing of the Registration Statement and other actions to be taken in connection therewith were approved; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinion hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board of Directors and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms.
Herzog Tower, 6 Yitzhak Sadeh St. Tel Aviv 6777506, Israel Tel: +972-3-692-2020, Fax: +972-3-696-6464
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We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon and subject to the foregoing, we are of the opinion that with respect to the Shares, including any Shares issued in connection with the issuance, exercise or conversion of any Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Shares, the terms of the offering thereof and related matters (for purposes of this paragraph, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement, and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of Directors of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or furnished as a report of the Company on Form 6-K, pursuant to which the Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement and the applicable convertible Securities, if any, pursuant to which the Shares may be issued, such Shares will be validly issued, fully paid and non-assessable.
You have informed us that you may issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued (including an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities in order to satisfy the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
With respect to our opinion as to the Shares, including any Shares issued in connection with the issuance, exercise or conversion of any Securities, we have assumed that, at the time of issuance and sale and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles such that a sufficient number of Shares are authorized and available for issuance under the Articles.
Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable, “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations promulgated thereunder or Item 509 of Regulation S-K under the Securities Act.
This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,
/s/ Herzog Fox & Neeman
Herzog Fox & Neeman
Herzog Tower, 6 Yitzhak Sadeh St. Tel Aviv 6777506, Israel Tel: +972-3-692-2020, Fax: +972-3-696-6464
www.herzoglaw.co.il